UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: December 28, 2018
(Date of earliest event reported)

Mexco Energy Corporation
(Exact name of registrant as specified in its charter)

CO (State or other jurisdiction of incorporation)	1-31785 (Commission File Number)	84-0627918 (IRS Employer Identification Number)

415 W. Wall Street, Suite 475 Midland, TX (Address of principal executive offices)	79701 (Zip Code)

Registrant’s telephone number, including area code: 432-682-1119

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.13e-4(c))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 28, 2018, Mexco Energy Corporation (the “Company”), and West Texas National Bank (“WTNB”), as lender, entered into a loan agreement (the “Agreement”) which will provide for a credit facility of $1,000,000. The Agreement has no monthly commitment reduction and a borrowing base to be evaluated annually.

Under the Agreement, interest on the facility accrues at a rate equal to the prime rate as quoted in the Wall Street Journal plus one-half of one percent (.5%) floating daily. Interest on the outstanding amount under the Agreement is payable monthly. In addition, the Company will pay an unused commitment fee in an amount equal to one-half of one percent (.5%) times the daily average of the unadvanced amount of the commitment. The unused commitment fee is payable quarterly in arrears on the last day of each calendar quarter.

No principal payments are anticipated to be required through the maturity date of the loan, December 28, 2021. Upon closing with WTNB on the Agreement, the Company paid a .5% loan origination fee in the amount of $5,000 plus legal and recording expenses.

Amounts borrowed under the Agreement are collateralized by the common stock of the Company’s wholly owned subsidiaries and substantially all of the Company’s oil and gas properties.

The Agreement contains customary covenants for credit facilities of this type including limitations on change in control, disposition of assets, mergers and reorganizations. The Company is also obligated to meet certain financial covenants under the Agreement and requires senior debt to earnings before interest, taxes, depreciation and amortization (“EBITDA”) ratios (Senior Debt/EBITDA) less than or equal to 4.00 to 1.00 measured with respect to the four trailing fiscal quarters and minimum interest coverage ratios (EBITDA/Interest Expense) of 2.00 to 1.00 for each quarter. The Company believes it will remain in compliance for the next fiscal year.

In addition, the Agreement prohibits the Company from paying cash dividends on its common stock without prior written permission of WTNB. The Agreement does not permit the Company to enter into hedge agreements covering crude oil and natural gas prices.

There is no balance outstanding on the line of credit.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement

On December 28, 2018, in connection with entering into the loan agreement with WTNB described in Item 1.01 above, the Company repaid in full and terminated its loan agreement between Bank of America, N.A. (“BOA”) and Mexco Energy Corporation dated December 31, 2008. The amount owed under the BOA agreement was repaid using Company funds. No early termination fees were incurred by the Company in connection with the termination of the BOA loan agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures set forth in Item 1.01 herein are incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Document

10.1	Loan Agreement by and between Mexco Energy Corporation, as borrower, and West Texas National Bank, as lender, dated December 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEXCO ENERGY CORPORATION

Dated: December 31, 2018	By:	/s/ Tammy McComic
Tammy McComic
President and Chief Financial Officer